Exhibit 99
Bemis Company Reports 2015 First Quarter Results with Strong Margin Improvement

HIGHLIGHTS:

•	First quarter adjusted diluted EPS from continuing operations increased 17.3 percent to $0.61 per share.

•	Net sales increased 2.5 percent in the first quarter, excluding the impact of currency translation and divestitures.

•	Gross profit as a percentage of net sales improved to 20.9 percent in the first quarter, compared to 19.3 percent in the prior first quarter.

•	U.S. Packaging segment operating profit return on sales increased to 13.5 percent, compared to 12.4 percent in the prior first quarter.

•	Global Packaging segment adjusted operating profit return on sales increased to 8.8 percent, compared to 6.8 percent in the prior first quarter.

•	Adjusted return on invested capital increased to 9.9 percent at March 31, 2015, compared to 9.4 percent at March 31, 2014.

•	Cash flow from operations for the first quarter was $85.2 million, compared to $12.5 million for the prior first quarter.

•	Management confirmed full year adjusted EPS outlook in the range of $2.52 to $2.67.

Neenah, Wisconsin, April 23, 2015 - Bemis Company, Inc. (NYSE:BMS) today reported first quarter 2015 diluted earnings per share from continuing operations of $0.58 per share, consistent with the same quarter of 2014. Excluding the effect of plant closure costs and transaction-related gains detailed in the attached schedule, “Reconciliation of Non-GAAP Earnings Per Share,” adjusted diluted earnings per share from continuing operations would have been $0.61 in 2015 and $0.52 in 2014.

“I am pleased with our strong operating performance this quarter, reflecting continued progress in the implementation of our long-term strategy,” said William F. Austen, Bemis Company’s President and Chief Executive Officer. “Sales growth in our target end-markets delivered margin improvements throughout our entire business. Sales mix improvements in our U.S. Packaging business were offset by light consumer demand and some customer delays of certain shipments. Global Packaging unit volumes were strong in Europe, Asia, and our healthcare packaging business, offset by lighter unit volumes in Latin America due to continuing tough economic conditions. We are focused on improving the margin profile of our entire business, regardless of volume conditions, and I am confident that we will continue to deliver our targeted margin improvement during both the short and long terms.”

BUSINESS SEGMENT RESULTS

U.S. Packaging
U.S. Packaging net sales of $707.0 million for the first quarter of 2015 represented a decrease of 4.2 percent, compared to the same period of 2014. The first quarter 2014 divestiture of the Paper Packaging Division reduced sales by 5.1 percent. Excluding the impact of this divestiture, net sales increased by 0.9 percent, reflecting an increase in sales price and mix of approximately 3 percent, partially offset by lower unit volumes resulting from light consumer demand and select customer delays of certain shipments.

U.S. Packaging operating profit increased to $95.4 million in the first quarter of 2015, or 13.5 percent of net sales, compared to $91.8 million, or 12.4 percent of net sales in the same period of 2014. This margin improvement primarily reflects continued sales mix benefits and operational efficiencies.

Global Packaging
Global Packaging net sales for the first quarter of 2015 of $333.1 million represented a decrease of 6.6 percent, compared to the first quarter of 2014. Currency translation decreased net sales by 12.6 percent, primarily driven by currencies in Latin America. Excluding the impact of currency translation, net sales increased by 6.0 percent, reflecting an increase in price and mix. Strong unit volumes in Europe, Asia, and the healthcare packaging business were offset by unit volume decreases in Latin America due to continuing difficult economic conditions.

Global Packaging operating profit for the first quarter was $24.3 million, or 7.3 percent of net sales, compared to $24.1 million, or 6.8 percent of net sales, for the same period in 2014. The net effect of currency translation decreased operating profit during the first quarter of 2015 by $3.8 million, primarily driven by currencies in Latin America. Excluding the plant closure costs discussed below, segment adjusted operating profit would have been $29.3 million, or 8.8 percent of net sales. (See attached schedule: “Reconciliation of Non-GAAP Operating Profit.”)

During the quarter, management initiated the planned closure of one of its healthcare packaging plants, resulting in a $5.0 million pre-tax charge. Products produced at this facility will be transitioned to another healthcare packaging manufacturing facility during 2015. The future margin benefits of this plant closure have been included in management’s long-term targets reviewed during its March 2015 Investor Day.

Margin improvement in the Global Packaging segment reflects strong operating performance and the overall favorable impact of increased sales of sophisticated, value-added packaging for medical device, pharmaceutical, and perishable food applications.

CAPITAL STRUCTURE AND CASH FLOW

Total company net debt to adjusted EBITDA was 2.2 times at March 31, 2015, slightly above the Company’s target ratio of 2.0 times. Net debt is defined as total debt less cash, and adjusted EBITDA is defined as the last twelve months total company adjusted operating income plus depreciation and amortization.

Cash flow from operations for the first quarter of 2015 was $85.2 million, compared to $12.5 million for 2014.

During the first quarter, Bemis repurchased 0.8 million shares, for a total of $37.5 million. At March 31, 2015, the remaining Board authorization for the repurchase of Bemis common stock was 5.9 million shares.

2015 OUTLOOK

Management confirmed its full year adjusted diluted earnings per share guidance in the range of $2.52 to $2.67.

Management confirmed that it expects capital expenditures for 2015 to be in the range of $185 million to $200 million to support the increased customer demand for value-added products. Management also confirmed its expectation of an effective income tax rate for the full year 2015 of approximately 34 percent.

Commenting on the remainder of the year, Austen stated, “We confirm our previous guidance. Our underlying business is very strong, and we are focused on working to offset potential currency headwinds with cost discipline throughout our entire business. As we enter our seasonally strong second quarter, we will continue to remain focused on efficiently commercializing new products, on productivity improvements, and on strong pricing discipline during the remainder of 2015.”

PRESENTATION OF NON-GAAP INFORMATION

This press release refers to non-GAAP financial measures: adjusted operating profit, adjusted operating profit as a percentage of net sales, net debt to adjusted EBITDA, adjusted return on invested capital, and adjusted diluted earnings per share. These non-GAAP financial measures adjust for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to facility consolidation and plant closure activities, including employee-related costs, equipment relocation costs, accelerated depreciation, and the write-down of equipment. These measures also exclude gains or losses on sales of property and divestitures and certain acquisition-related expenses, including transaction expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory and order backlog, integration expenses, the cash portion of any acquisition earn-out payments recorded as compensation expenses, and changes in fair value of deferred acquisition payments. This adjusted information should not be construed as an alternative to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). It is provided solely to assist in an investor's understanding of the impact of these items on the comparability of the Company's ongoing business operations.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking,” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such content is subject to certain risks and uncertainties, including but not limited to general economic conditions, future changes in cost or availability of raw materials, the ability to adjust selling prices, consumer buying patterns, changes in customer order patterns, the results of competitive bid processes, costs associated with the pursuit of business combinations or divestitures, plant closures, a failure in our information technology infrastructure or applications, foreign currency fluctuations, changes in working capital requirements, changes in government regulations, and the availability and related cost of financing from banks and capital markets. Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors, which are detailed in the Company's regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2014.

INVESTOR CONFERENCE CALL

Bemis Company, Inc. will webcast an investor telephone conference regarding its first quarter 2015 financial results this morning at 11 a.m., Eastern Time. Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.” Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ABOUT BEMIS COMPANY, INC.

Bemis Company, Inc. (“Bemis” or the “Company”) is a major supplier of flexible packaging used by leading food, consumer products, healthcare, and other companies worldwide. Founded in 1858, Bemis reported 2014 net sales from continuing operations of $4.3 billion. Bemis has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting. Headquartered in Neenah, Wisconsin, Bemis employs approximately 17,000 individuals worldwide. More information about Bemis is available at our website, www.bemis.com.

For additional information please contact:

Erin M. Winters
Director of Investor Relations
(920) 527-5288
Bemis Company Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$1,040.1	$1,095.0
Cost of products sold	822.6	884.1
Gross profit	217.5	210.9

Operating expenses:
Selling, general and administrative expenses	106.4	106.6
Research and development	11.3	11.1
Restructuring costs	5.0	—
Other operating income	(2.6)	(2.1)

Operating income	97.4	95.3

Interest expense	13.1	16.9
Other non-operating income	(1.8)	(12.7)

Income from continuing operations before income taxes	86.1	91.1

Provision for income taxes	29.1	31.4

Income from continuing operations	57.0	59.7

Loss from discontinued operations	(2.6)	(10.5)

Net income	$54.4	$49.2

Basic earnings per share:
Income from continuing operations	$0.58	$0.58
Loss from discontinued operations	(0.03)	(0.10)
Net income	$0.55	$0.48

Diluted earnings per share:
Income from continuing operations	$0.58	$0.58
Loss from discontinued operations	(0.03)	(0.10)
Net income	$0.55	$0.48

Cash dividends paid per share	$0.28	$0.27

Weighted average shares outstanding (including participating securities):
Basic	97.7	101.5
Diluted	98.8	102.4

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$60.3	$47.1
Accounts receivable, net	568.6	566.1
Inventories	570.9	575.8
Prepaid expenses and other current assets	99.9	98.8
Total current assets	1,299.7	1,287.8

Property and equipment, net	1,124.5	1,142.9

Goodwill	934.5	963.1
Other intangible assets, net	160.5	168.6
Deferred charges and other assets	51.5	52.7
Total other long-term assets	1,146.5	1,184.4

TOTAL ASSETS	$3,570.7	$3,615.1

LIABILITIES

Short-term borrowings	$29.3	$31.3
Accounts payable	310.9	272.4
Accrued salaries and wages	68.6	86.6
Accrued income and other taxes	43.5	23.3
Other current liabilities	57.1	67.8
Total current liabilities	509.4	481.4

Long-term debt, less current portion	1,357.1	1,315.9
Deferred taxes	223.3	223.4
Other liabilities and deferred credits	152.6	161.4

TOTAL LIABILITIES	2,242.4	2,182.1

EQUITY

Common stock issued (128.1 and 128.0 shares, respectively)	12.8	12.8
Capital in excess of par value	561.8	559.7
Retained earnings	2,113.4	2,086.8
Accumulated other comprehensive loss	(387.6)	(291.7)
Common stock held in treasury (30.6 and 29.8 shares at cost, respectively)	(972.1)	(934.6)

TOTAL EQUITY	1,328.3	1,433.0

TOTAL LIABILITIES AND EQUITY	$3,570.7	$3,615.1

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$54.4	$49.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39.7	47.6
Excess tax benefit from share-based payment arrangements	(0.4)	(0.4)
Share-based compensation	4.3	3.5
Deferred income taxes	(0.9)	(12.5)
Income of unconsolidated affiliated company	(0.5)	(0.4)
Non-cash impairment charge of discontinued operations	3.2	—
Gain on sale of property and equipment	(0.4)	—
Gain on divestitures	—	(9.4)
Changes in working capital, excluding effect of currency	(17.8)	(56.8)
Changes in other assets and liabilities	3.6	(8.3)

Net cash provided by operating activities	85.2	12.5

Cash flows from investing activities
Additions to property and equipment	(39.5)	(33.5)
Proceeds from sale of property and equipment	4.0	2.5
Proceeds from divestitures	—	79.8

Net cash (used in) provided by investing activities	(35.5)	48.8

Cash flows from financing activities
Net borrowing of commercial paper	33.7	13.3
Net (repayment) borrowing of short-term debt	(1.8)	5.1
Cash dividends paid to shareholders	(28.0)	(27.5)
Common stock purchased for the treasury	(37.5)	(43.2)
Excess tax benefit from share-based payment arrangements	0.4	0.4
Stock incentive programs and related tax withholdings	(2.6)	(1.5)

Net cash used in financing activities	(35.8)	(53.4)

Effect of exchange rates on cash and cash equivalents	(0.7)	2.6

Net increase in cash and cash equivalents	13.2	10.5

Cash and cash equivalents balance at beginning of year	47.1	141.7

Cash and cash equivalents balance at end of period	$60.3	$152.2

BEMIS COMPANY, INC. AND SUBSIDIARIES
OPERATING PROFIT AND PRETAX PROFIT
(in millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Operating Profit
U.S. Packaging	$95.4	$91.8
Global Packaging	24.3	24.1
	119.7	115.9

General corporate expenses	(22.3)	(20.6)

Operating income	97.4	95.3

Interest expense	13.1	16.9

Other non-operating income	(1.8)	(12.7)

Income from continuing operations before income taxes	$86.1	$91.1

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP OPERATING PROFIT
(in millions, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
U.S. Packaging
Net sales	$707.0	$738.2

Operating profit as reported	$95.4	$91.8

Operating profit return on sales
As reported	13.5%	12.4%

Global Packaging
Net sales	$333.1	$356.8

Operating profit as reported	$24.3	$24.1

Non-GAAP adjustments:
Plant closure costs (1)	5.0	—

Operating profit as adjusted	$29.3	$24.1

Operating profit return on sales
As reported	7.3%	6.8%
As adjusted	8.8%	6.8%

(1)	Includes costs related to the plant closure in Philadelphia, Pennsylvania (a healthcare packaging manufacturing facility).

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS PER SHARE
(unaudited)

	Three Months Ended March 31,
	2015	2014
Continuing Operations
Diluted earnings per share, as reported	$0.58	$0.58

Non-GAAP adjustments per share, net of taxes:
Gain on divestiture (1)	—	(0.06)
Plant closure costs (2)	0.03	—

Diluted earnings per share, as adjusted	$0.61	$0.52

(1)	Gain on divestiture relates to the sale of the Paper Packaging Division.

(2)	Includes costs related to the plant closure in Philadelphia, Pennsylvania (a healthcare packaging manufacturing facility).

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(in millions)
(unaudited)

	Quarter Ended				12 months ended March 31, 2015
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Income from Continuing Operations
Operating income (EBIT)	$97.4	$98.5	$107.3	$106.6	$409.8
Restructuring costs	5.0	—	—	—	5.0
Adjusted EBIT (Continuing Operations)	102.4	98.5	107.3	106.6	414.8

(Loss) Income from Discontinued Operations	(2.6)	1.9	(44.5)	5.1	(40.1)
Income taxes	(1.1)	0.8	9.6	4.0	13.3
Other non-operating loss (income)	—	—	0.1	0.1	0.2
Discontinued Operations EBIT	(3.7)	2.7	(34.8)	9.2	(26.6)
Discontinued operations impairment and plant closure	3.7	—	43.9	—	47.6
Adjusted EBIT (Discontinued Operations)	—	2.7	9.1	9.2	21.0

Adjusted EBIT (Bemis Company Inc.) (a)	$102.4	$101.2	$116.4	$115.8	$435.8

Average Invested Capital[1] (b)					2,868.2
Assumed tax rate[2] (c)					35.0%
Adjusted ROIC (a * (1 - c) / b)					9.9%

	Quarter Ended				12 months ended March 31, 2014
	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Income from Continuing Operations
Operating income (EBIT)	$95.3	$94.2	$87.6	$84.2	$361.3
Restructuring costs	—	(0.6)	15.8	20.9	36.1
Adjusted EBIT (Continuing Operations)	95.3	93.6	103.4	105.1	397.4

(Loss) Income from Discontinued Operations	(10.5)	5.9	5.1	4.0	4.5
Income taxes	(5.8)	2.5	2.9	2.2	1.8
Discontinued Operations EBIT	(16.3)	8.4	8.0	6.2	6.3
Discontinued operations plant closure	25.0	—	—	—	25.0
Adjusted EBIT (Discontinued Operations)	8.7	8.4	8.0	6.2	31.3

Adjusted EBIT (Bemis Company Inc.) (a)	$104.0	$102.0	$111.4	$111.3	$428.7

Average Invested Capital[1] (b)					2,975.1
Assumed tax rate[2] (c)					35.0%
Adjusted ROIC (a * (1 - c) / b)					9.4%

1 - Average invested capital includes all equity and debt amounts, less cash calculated on a five-quarter average.
2 - Tax rate assumed to be the U.S. federal statutory rate.